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As filed with the Securities and Exchange Commission on July 22, 1996
                                                     Registration No. 333-
- -------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                             ----------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                             ----------------------------

                                   PRINTWARE, INC.
                (Exact name of registrant as specified in its charter)

                MINNESOTA                              41-1522267
    -------------------------------           -------------------------
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)                Identification No.)

                              1270 EAGAN INDUSTRIAL ROAD
                                 ST. PAUL, MN   55121

                             ----------------------------

                (Address of Principal Executive Offices and zip code)

                             ----------------------------

                           PRINTWARE, INC. 1996 STOCK PLAN
                         1986 INCENTIVE STOCK OPTION PLAN
                         INCENTIVE STOCK OPTION PLAN OF 1985

                              (Full title of the Plans)

                             ----------------------------
                                Daniel A. Baker, Ph.D.
                                      President
                                   Printware,  Inc.
                              1270 Eagan Industrial Road
                                 St. Paul, MN   55121
                                    (612) 456-1400
                            (Name, address, including zip
                              code and telephone number
                                of agent for service)

                                       Copy to:

                                  Richard D. McNeil
                             Lindquist & Vennum P.L.L.P.
                                   4200 IDS Center
                                Minneapolis, MN  55402
                                    (612) 371-3211

                             ----------------------------

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                           CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
                     Proposed         Proposed
Title of              Maximum          Maximum
Securities            Amount           Offering      Aggregate       Amount of
to be                 to be              Price        Offering      Registration
Registered          Registered         Per Share       Price            Fee
- --------------------------------------------------------------------------------

Common Stock,      497,100 shares      $5.00 (1)     $2,485,500(1)    $  857.07
no par value       138,467 shares      $3.00 (2)     $  415,401(2)    $  143.24
                   -------                           ----------       ---------
    Total          635,567 shares                    $2,900,901       $1,000.31
                   -------
                   -------
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing sale price of the Company's Common Stock on the Nasdaq National Market on July 17, 1996.

(2) Based on the average exercise price of currently outstanding options granted prior to the date hereof pursuant to the Printware, Inc. 1996 Stock Plan, 1986 Incentive Stock Option Plan, and Incentive Stock Option Plan of 1985.

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                                        PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                       PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

    (a) The description of the Company's Common Stock as set forth in the Company's Form S-1 Registration Statement dated June 27, 1996 (Registration No. 333-03629), including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Bylaws provide that the Company shall indemnify its officers, directors and employees in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

    Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the

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person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

    (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

    (2)  Acted in good faith;

    (3) Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

    (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

    (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause
         (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    4.1       Printware, Inc. 1996  Stock Plan (incorporated by reference to
              Exhibit 10.3 of the           Company's Registration Statement on
              Form S-1, Commission File No. 333-03629)
    4.2 1986 Incentive Stock Option Plan (incorporated by reference to Exhibits 10.2 of the Company's Registration Statement on Form S-1, Commission File No. 333-03629)
    4.3       Incentive Stock Option Plan of 1985 (incorporated by reference to
              Exhibit 10.1 of the           Company's Registration Statement on
              Form S-1, Commission File No. 333-03629)
    5.1       Opinion and Consent of Lindquist & Vennum P.L.L.P.
    23.1      Consent of Lindquist & Vennum (included in Exhibit 5)
    23.2      Consent of Deloitte & Touche LLP, independent auditors

                                          4

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ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on July 19, 1996.

                                  PRINTWARE, INC.


                                  By   /s/ Daniel A. Baker
                                    ----------------------------------------
                                    Daniel A. Baker, Ph.D., President

                                  POWER OF ATTORNEY

    The undersigned officers and directors of Printware, Inc. hereby constitute and appoint Daniel A. Baker and Thomas W. Petschauer, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on July 19, 1996 by the following persons in the capacities indicated.

SIGNATURE


   /s/ Daniel A. Baker
- --------------------------------------------
Daniel A. Baker, Ph.D., President, Chief
Executive Officer and Director


   /s/ Thomas W. Petschauer
- ---------------------------------------------
Thomas W. Petschauer, Executive Vice
President and Chief Financial Officer
(principal financial and accounting officer)

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/s/ Allen L. Taylor
- ---------------------------------------------
Allen L. Taylor, Ph.D., Director


/s/ Donald V. Mager
- ---------------------------------------------
Donald V. Mager, Director


/s/ Brian D. Shiffman
- ---------------------------------------------
Brian D. Shiffman, Director and Secretary


- ---------------------------------------------
Jerry K. Twogood, Director


- --------------------------------------------
Charles M. Osborne, Director



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